UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 2, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 2, 2014, Cliffs Natural Resources Inc. and its wholly-owned subsdiaries, Cliffs Logan County Coal LLC, Toney's Fork Land, LLC, Southern Eagle Land, LLC and Cliffs Logan County Coal Terminals LLC (collectively, the "Sellers"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with Coronado Coal II, LLC (the "Buyer"). Pursuant to the Purchase Agreement the Sellers will sell the Logan County coal assets in southern West Virginia to the Buyer for $175 million in cash as well as the assumption of certain liabilities. Completion of the sale to the Buyer is subject to the satisfaction of certain closing conditions, including customary regulatory approvals.
The Purchase Agreement contains customary representations, warranties and covenants of the Sellers and the Buyer. Subject to certain limitations, the Sellers have agreed to indemnify the Buyer for breaches of representations, warranties, covenants and retained liabilities.
The transaction is expected to close by year-end 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	December 8, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary